Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-30554, 333-95109, 333-64087, 333-95553, 333-132377, 333-132378, 333-136388, 333-146625, 333-153170, 333-170249 and 333-174509) of Christopher & Banks Corporation of our report dated May 12, 2011 relating to the financial  statements and financial statement schedule, which appears in the Transition Report on Form 10-K for the transition period from February 27, 2011 to January 28, 2012.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
April 12, 2012